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                                                                   Exhibit 23.08


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-75490) of Brooks Automation, Inc. of our report dated September 17, 2001 relating to the financial statements of General Precision, Inc. as of June 30, 2001 and December 31, 2000 and for the six months ended June 30, 2001 and the year ended December 31, 2000, which appears in Brooks Automation, Inc.'s Current Report on Form 8-K/A dated October 5, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Los Angeles, California
March 29, 2002